EXHIBIT 10.3

Wesbanco, Inc.

2026 Equity Incentive Plan

notice of RESTRICTED STOCK Unit AGREEMENT

Name of Participant:

Grant Date:

Vesting Commencement Date:

Total Number of Restricted Stock Units (“RSUs”):

Vesting Schedule: Unless otherwise set forth in the Restricted Stock Unit Agreement, 1/3 of the RSUs shall vest on each of the first three anniversaries of the Vesting Commencement Date (each a “Vesting Date”) provided that Participant shall not have had a Termination of Service prior to the applicable Vesting Date; provided further that the number of RSUs vesting on each Vesting Date shall be rounded up to the nearest whole number, whilst the number of RSUs vesting on the final Vesting Date shall be the remaining unvested balance of the RSUs.

The Company and Participant acknowledge receipt of this Notice of Restricted Stock Unit Agreement and agree to the terms and conditions of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2026 Equity Incentive Plan (as amended from time to time) and the terms of this Notice of Restricted Stock Unit Agreement as set forth above. Unless otherwise defined herein or in the Restricted Stock Unit Agreement attached hereto the terms defined in the Plan shall have the same defined meanings in this Notice of Restricted Stock Unit Agreement.

WESBANCO, INC.		PARTICIPANT
By:		By:
Name:	[_____]	Name:	[_____]
Title:	[_____]	Title:	[_____]

WESBANCO, INC.

2026 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

INCORPORATED TERMS AND CONDITIONS

1.
Award of RSUs and Dividend Equivalents

(a)
Grant of RSUs. Wesbanco, Inc. (the “Company”) hereby grants to the Participant (“Participant”) named in the Notice of Restricted Stock Unit Agreement (the “Notice of RSU Grant”), in consideration of Participant’s past and/or continued employment with or service to the Company or its Affiliate and for other good and valuable consideration, effective as of the Grant Date (the “Grant Date”) set forth in the Notice of RSU Grant the number of Restricted Stock Units (“RSUs”) set forth in the Notice of RSU Grant, upon the terms and conditions set forth in the Company’s 2026 Equity Incentive Plan (as amended from time to time) (the “Plan”), which is incorporated herein by reference, and this Restricted Stock Unit Award Agreement (the “Award Agreement”), subject to adjustment as provided in Section 15 of the Plan. Each RSU represents the right to receive one Share of the Company, $2.0833 par value per share, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the issuance of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Unless otherwise defined herein or in the Notice of RSU Grant, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.
(b)
Grant of Dividend Equivalents. The Company hereby grants to Participant the right to receive Dividend Equivalents with respect to each RSU (the “Corresponding RSU”) granted pursuant to the Notice of RSU Grant for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Date of Grant and the date when the Corresponding RSU is distributed or paid to Participant or is forfeited or expires. Any Dividend Equivalents deriving from such ordinary dividend shall be converted into additional RSUs (“Dividend Equivalent RSUs”) based on the Fair Market Value of Common Stock on the dividend payment date. Participant shall be credited with Dividend Equivalents RSUs for each additional RSU converted from Dividend Equivalents granted under this Section 1(b) from the conversion date until the distribution or payment of the Corresponding RSU is made pursuant to Section 3 below (or, if applicable, the forfeiture of the Corresponding RSU). The Dividend Equivalents RSUs credited under this Section 1(b) shall be subject to the same terms and conditions as the Corresponding RSU, and they shall vest (or, if applicable, be forfeited) and be settled in the same manner and at the same time as the Corresponding RSU. For the avoidance of doubt, the Dividend Equivalent RSUs accrued pursuant to this Section 1(b) shall vest if and only if the Corresponding RSU to which such Dividend Equivalents relate vests, at the time such Corresponding RSU vests. References of the “Award” or “RSUs” hereafter shall include the additional RSUs attributed to the Dividend Equivalents accrued for such RSUs.
2.
Vesting of RSUs. Subject to Participant’s continued employment with or service to the Company or its Affiliates on each applicable Vesting Date set forth in the Notice of RSU Grant and subject to the terms of this Award Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Notice of RSU Grant. In the event Participant incurs a Termination of Service, Participant shall immediately forfeit any and all RSUs granted under this Award Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire; provided that:

(a)
Death or Disability. In the event of Participant’s Termination of Service due to Participant’s death or Disability before the applicable annual Vesting Date, then the vesting of the remaining unvested RSUs shall be automatically accelerated in full so that such unvested RSUs shall become vested, effective as of the date of termination, and be settled in accordance with Section 3 within sixty (60) days following the date of termination;
(b)
Retirement, Termination Without Cause, or Resignation for Good Reason. In the event of the Participant’s Termination of Service as the result of Participant’s Retirement, termination by the Company without Cause or resignation by the Participant for Good Reason before the applicable Vesting Date, the RSUs that are scheduled to vest on the Vesting Date immediately following such termination shall immediately vest after the termination and shall be settled in accordance with Section 3 within sixty (60) days following such termination and any remaining unvested RSUs shall be forfeited; provided that such vesting shall be contingent, at the discretion of the Company, upon Participant executing a general release (which may include restrictive covenants in a form acceptable to the Company) and such release becoming effective and irrevocable within the 60-day period following such termination; and
(c)
Change in Control. If the Award is not assumed or replaced with an award with terms and conditions that substantially preserve the type, value, vesting schedule, and other material terms of the Award, the Award, to the extent not then vested, shall automatically vest immediately in full prior to a Change in Control. If the Award is assumed or replaced in connection with the Change in Control, the vesting of the Award or the replacement award, to the extent not then vested, shall accelerate in full if Participant experiences a Termination of Service without Cause or if the Participant resigns for Good Reason, in either case, within two (2) years after the effective date of a Change in Control.

For purposes of this paragraph, “Retirement” means Participant’s voluntary termination of employment with the Company at any time after attaining the age of 55 with a minimum period of service of 10 years; provided that such termination is not otherwise in anticipation of a termination for “Cause” by the Company.

3.
Distribution or Payment of RSUs.
(a)
Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable RSU pursuant to this Award Agreement and, in any event, within sixty (60) days following such vesting (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other applicable law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 3(a) if such delay will result in a violation of Section 409A.
(b)
All distributions made in Shares shall be made by the Company in the form of whole Shares.
4.
Conditions for the Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (d) the receipt by the Company of any tax obligations due on issuance of such Shares, which may be in one or more of the forms of consideration permitted under Section (5)(a).
5.
Tax Obligations.
(a)
The Company (or its Affiliate employing or retaining Participant) has the authority to deduct or withhold, or require Participant to remit to the applicable employing entity, an amount sufficient to satisfy any applicable Federal, state, local and foreign income and employment tax withholding requirements (including the employee portion of any FICA obligation) applicable to the issuance of Shares pursuant to the RSUs or with respect to any taxable event arising pursuant to this Award Agreement. The Company (or its Affiliate, as applicable) may withhold or Participant may make such payment in one or more of the following forms:
(i)
by cash or check;

(ii)
with the consent of the Committee, by electing to have withheld the net number of Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company (or its Affiliate, as applicable) up to the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iii) with the consent of the Committee, by tendering to the Company vested Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company (or its Affiliate, as applicable) up to the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; or

(iv) with the consent of the Committee, by selling a sufficient number of Shares otherwise deliverable to Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to satisfy such withholding taxes.

Participant acknowledges and agrees that the Company may refuse to deliver the Shares issuable with respect to the RSUs to, or cause any such Shares to be held in book-entry form by, Participant or his or her legal representative if such withholding amounts are not timely delivered in full pursuant to this Section (5)(a).

(b)
Code Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. However, notwithstanding any other provision of the Plan or this Award Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Code Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan or this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the

Committee determines are necessary or appropriate for this Award either to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A.
(c)
Liability. Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Affiliates do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
6.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
7.
RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Committee, the RSUs may be transferred pursuant to any such conditions and procedures the Committee may require.
8.
Non-Solicitation. In consideration of receiving this Award, Participant agrees that, during the term of employment with the Company or any Affiliate and for a one-year period following the Termination of Service (collectively, the “Restricted Period”), Participant shall not, directly or indirectly, on his or her own behalf or on behalf of any other person, partnership, entity, association, or corporation, (a) solicit business from any person, firm, corporation or other entity which was a customer, supplier, or business partner of Company or any of its Affiliate during the term of Participant’s employment, or from any successor in interest in any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the business of the Company and its Affiliates; or (b) influence or encourage any present or future customer or supplier of Company to terminate or otherwise alter his, her or its relationship with Company. During the Restricted Period, Participant shall not directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, on his or her own behalf or on behalf of any other person, partnership, entity, association, or corporation (a) engage, recruit or solicit for employment or engagement of any person who is or becomes employed or engaged by Company or any of its Affiliates during the Restricted Period, or (b) otherwise seek to influence or alter any such person’s relationship with the Company or any of its Affiliates.
9.
Entire Agreement; Governing Law. The Plan is incorporated herein by reference. In the event of any inconsistency between this Award Agreement and the Plan, the Plan shall control. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant or as is otherwise permitted under the Plan. This Award Agreement is governed by the laws of the State of West Virginia applicable to contracts executed in and to be performed in that State.
10.
Venue. The Company, Participant and Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice of RSU Grant, this Award Agreement or the Plan shall be brought in a state court in Ohio County, West Virginia and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
11.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING CONDITIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR ITS AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.
12.
Administration. The Committee shall have the power to interpret the Plan and this Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan and this Award Agreement, as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Award Agreement.
13.
Adjustments. The Committee may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Award Agreement and the Plan, including Section 13 of the Plan.
14.
Conformity to Securities Laws. Participant acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all applicable law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such applicable law.
15.
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.